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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF QUOVADX, INC.

United Healthscope, Inc.
Advica Health Resources
Integrated Media, Inc.
Confer Software, Inc.
Healthcare.com Corporation
Outlaw Technologies, Inc.
Pixel Group, Ltd.